Exhibit 11.2

                Consent of Independent Auditors with respect to
                         Domini Social Index Portfolio
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                        Consent of Independent Auditors



The Board of Directors
Domini Social Index Portfolio:

We consent to the use of our reports for the Domini Social Index Portfolio, dated August 24, 1998, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



                                        KPMG Peat Marwick LLP


                                        Boston, Massachusetts
                                        November 25, 1998